Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-218244 and 333-187928) on Form S-8 and the Registration Statements (Nos. 333-199634, 333-205147 and 333-212433) on Form S-3 of Tecogen Inc. of our report dated   March 28, 2019, relating to our audit of the consolidated financial statements, appearing in this Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2018.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 28, 2019